UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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NEVADA CHEMICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2007

TO THE SHAREHOLDERS OF NEVADA CHEMICALS, INC.:

You are cordially invited to attend the Annual Meeting of Shareholders of Nevada Chemicals, Inc. that will be held at the Hampton Inn, 10690 South Holiday Park Drive, Sandy, Utah on Thursday, May 3, 2007, commencing at 2:00 p.m. (Mountain Time) for the following purposes:

1.             To elect five Directors to serve until the next Annual Meeting of Shareholders or until their successors shall be elected and duly qualified;

2.             To consider and vote upon a proposal to ratify the appointment of Tanner LC to be the Company’s independent registered public accountants for the year ending December 31, 2007; and

3.             To transact such other business as may properly come before the Annual Meeting of Shareholders or at any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 26, 2007 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof.  A list of those entitled to vote will be available for inspection for ten days prior to the meeting at our offices.

By Order of the Board of Directors

Salt Lake City, Utah	John T. Day
April 2, 2007	President and CEO

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States.  Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

NEVADA CHEMICALS, INC.
9149 South Monroe Plaza Way, Suite B
Sandy, Utah 84070

PROXY STATEMENT

Annual Meeting of Shareholders
to be held
May 3, 2007

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders of Nevada Chemicals, Inc., a Utah corporation, in connection with the solicitation by our Board of Directors of proxies from holders of outstanding shares of our common stock for use at the Annual Meeting of Shareholders of the Company to be held Thursday, May 3, 2007, and at any adjournment or postponement thereof (the “Annual Meeting”).  This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to our shareholders on or about April 2, 2007.

We will bear all costs and expenses relating to the solicitation of proxies, including the costs related to preparing, printing and mailing this Proxy Statement and accompanying material to our shareholders.  In addition to the solicitation of proxies by mail, our Board of Directors, officers and employees, without receiving additional compensation therefore, may solicit proxies personally or by telephone.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our common stock, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with doing so.

VOTING

Record Date

Our Board of Directors has fixed the close of business on March 26, 2007 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  As of the Record Date, 6,983,172 shares of our common stock, par value $.001 per share, were issued and outstanding.  The holders of record of these shares of common stock are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

Shares of our common stock which are entitled to be voted at the Annual Meeting, and which are represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies.  If no instructions are indicated, such shares will be voted (i) FOR the election of each of the five director nominees; (ii) FOR the ratification of the appointment by the Audit Committee of the Board of Directors of Tanner LC to be our independent registered public accountants for the year ending December 31, 2007; and (iii) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting that we did not have notice of a reasonable time prior to mailing this Proxy Statement.  We are not currently aware of any other matter that may be presented at the Annual Meeting.

A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and delivering to our president, at the address set forth above, a proxy bearing a later date, by filing with our President, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the common stock covered by the proxy in person at the Annual Meeting.

Required Vote

Representation at the meeting of the holders of a majority of the outstanding shares of our common stock entitled to vote, either in person or by properly executed proxy, is required to constitute a quorum.  Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as “represented” for the purpose of determining the presence or absence of a quorum.  Under the Utah Revised Business Corporations Act, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

In the election of our Board of Directors, shareholders are not allowed to cumulate their votes.  Shareholders are entitled to cast a vote for each of the openings on the board to be filled at the Annual Meeting.  The five nominees receiving the highest vote totals will be elected as our Board of Directors.  For approval of the proposed ratification of our independent registered accountants, the votes cast in favor of the proposal must exceed the votes cast against the proposal.  Accordingly, abstentions and broker non-votes will not affect the outcome of the election of the Board of Directors or the ratification of the independent public accountants.

ELECTION OF DIRECTORS

At the Annual Meeting five Board of Directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified.  Each of the nominees for director identified below is currently one of our Board of Directors.  If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other person as shall be designated by the present Board of Directors.  The five nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees for Election as Directors

Certain information with respect to each nominee is set forth below:

E. Bryan Bagley, 43, was appointed a director on June 28, 2000.  Since November 2002, Mr. Bagley has been a private investor managing accounts on his own behalf.  From December 1991 to November 2002, Mr. Bagley was a market maker for Wilson-Davis & Company.  Prior to that position, he was a trader for Covey & Co. and Bagley Securities.  Mr. Bagley graduated from the University of Utah in 1987 with a Bachelor of Science degree in Economics.  Mr. Bagley was appointed Chairman of our Board of Directors on December 28, 2001.

Nathan L. Wade, 78, has been a director since June 1989.  Since 1953, Mr. Wade has been a director and principal owner of Nate Wade Subaru, a Utah automobile dealership for new and used automobiles.

Dr. John T. Day, 67, has been our President and Chief Executive Officer since April 1993.  He was one of our founders and, from 1979 to 1993, was Executive Vice President with responsibility for plant design, operations, equipment design and construction, and new product development.  Dr. Day was appointed to our Board of Directors on November 10, 1986.  Dr. Day obtained a B.S. degree in Chemical Engineering from the University of Utah in 1964 and obtained a Sc.D. degree from MIT in 1972.

James E. Solomon, 57, CPA, was appointed a director in March 2000.  Mr. Solomon is owner and chief executive officer of Corporate Development Services, Inc, a firm that specializes in maximizing value for small to mid-size companies.  Mr. Solomon is a successful entrepreneur who has been involved in the development of several multi-million dollar operations.  He also currently serves on the Board of Directors of one publicly held and two privately held companies.  His expertise includes strategic development, international expansion, joint venture partnerships and mergers/acquisitions.  Mr. Solomon is an Adjunct Professor at the Graduate School of Business of the University of Utah, where he has taught since 1993 and where he also serves as Director of the Education UCRA Investment Fund.  Formerly, Mr. Solomon held several management positions at Exxon Corporation (1972 to 1980) as well as Vice President — Finance and Administration at Farm Management Company (1980 to 1983), one of the world’s largest agricultural companies.  Mr. Solomon graduated Magna Cum Laude from the University of Utah in 1972.  He is contributing author to a prominent accounting textbook and has been published in multiple national magazines.

M. Garfield Cook, 66, was appointed to the Board of Directors in January 2003.  Mr. Cook served as Co-Chairman of the Board from April 2000 to December 2001.  From January 2002 to the present, Mr. Cook has devoted his time to voluntary church service and to part-time consulting.  From 1972 to 1989 Mr. Cook served as a director and President and Chief Executive Officer of IRECO Chemicals, an industrial explosives company.  Mr. Cook has served on the board of a number of corporations involved in the chemicals, explosives, and mining industry.  He is a past Chairman of the Institute of Makers of Explosives in Washington, D.C.  From 1989 to 1995 Mr. Cook was Chairman of Non-Invasive Medical Technology Corporation, and from 1991 to 1995, he also served as Chairman of In-Line Diagnostics Corporation.  Mr. Cook is a graduate of the University of Utah in Physics.

The Board of Directors unanimously recommends that the shareholders vote for each of the nominees.

EXECUTIVE OFFICERS

In addition to Dr. Day, whose biographical information is set forth above, during 2006 the only executive officer was Dennis P. Gauger, CPA, Chief Financial Officer, who served the Company since November 2001 on a part-time, consulting basis.  Mr. Gauger has resigned as Chief Financial Officer effective March 31, 2007.

Mr. Gauger, 54, is a licensed Certified Public Accountant in Utah and Nevada.  He has been an independent consultant since 1998, serving several public and private companies as a part-time, contract financial executive and corporate troubleshooter.  Mr. Gauger worked for Deloitte & Touche LLP, an international accounting and consulting firm, for 22 years, including 9 years as an accounting and auditing partner, where he directed domestic and international firm interactions with senior executive management, audit committees, and boards of directors.  He has a background in SEC accounting and reporting, mergers and acquisitions, technical accounting issues, finance and operations.  He has experience in several industries, including manufacturing, high technology, software, internet, retail and distribution, financial services, hospitality, mining and real estate.  Mr. Gauger currently serves as a part-time, contract chief financial officer for three other public companies and as a director for one other public company.

CORPORATE GOVERNANCE

Board of Directors

Nathan L. Wade, James E. Solomon, M. Garfield Cook, and E. Bryan Bagley, a majority of the Board of Directors, are independent directors as that term is defined in Rule 4200(a)15 of the Nasdaq Listing Standards.  As a result of his stock ownership position in the Company, Mr. Bagley is deemed by the applicable Nasdaq regulations to be an “affiliate” of the Company and not independent for purposes of serving on the Audit Committee.  Mr. Bagley serves on the Compensation Committee, but does not serve on the Audit or Nominating Committees.  Each of the other independent directors serves on the Audit, Compensation, and Nominating Committees.  There were no specific transactions or relationships considered by the Board of Directors in determining the independence of our independent directors.

Board of Directors Meetings and Committees

There were five regular meetings of the Board of Directors held during 2006.  Each of our five Board of Directors attended at least 75% of all meetings of the Board of Directors and of the meetings of each of the committees on which they served during 2006.

We presently have standing Audit, Compensation and Nominating Committees of the Board of Directors.  No separate compensation is paid for committee attendance or assignments.

The Audit Committee currently consists of Nathan Wade, James Solomon and Garfield Cook.  Each of these members also served on the Audit Committee during 2006.  The Audit Committee held nine meetings during 2006.  The report of the Audit Committee is included below.

The Compensation Committee currently consists of Nathan Wade, James Solomon, Bryan Bagley and Garfield Cook.  The Compensation Committee held one meeting during 2006.  Each of these members also served on the Compensation Committee during 2006.  The charter for the Compensation Committee is available on our website at www.nevadachemicals.com.  Functions of the Compensation Committee include making recommendations concerning Director and senior management remuneration and overseeing our stock option and other compensation plans.  Additional information regarding the Compensation Committee’s processes and procedures for evaluation of executive compensation are addressed below under the caption “Compensation Discussion and Analysis.”  The report of the Compensation Committee is included below.

The Nominating Committee held one meeting during 2006.  The Nominating Committee currently consists of Nathan Wade, James Solomon and Garfield Cook.  Each of these members served on the Nominating Committee during 2006.  Each of the members is an independent director, as that term is defined in Rule 4200 (a) (15) of the Nasdaq listing standards.  The Nominating Committee does not have a formal charter.  Functions of the Nominating Committee include identification of qualified individuals to serve as members of the Board of Directors, recommendation to the Board of Directors of a slate of nominees for election at each annual meeting of shareholders, recommendation to the Board of Directors concerning the appropriate size, function, needs and composition of the Board and its committees, and advising the Board of Directors on other corporate governance matters.  The Nominating Committee will consider nominations from shareholders of individuals to serve as members of the Board of Directors to be elected at the Company’s annual meeting to be held in 2008 if such nominations are received by the Nominating Committee no later than December 1, 2007.

Audit Committee Report

The following paragraphs comprise the report of the Audit Committee of the Board of Directors with respect to our audited financial statements for the fiscal year ended December 31, 2006.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing our internal accounting and financial practices and controls, as well as all services performed by our independent auditors, including the selection of our independent auditors.  The Audit Committee is composed of three independent (as determined in accordance with the guidelines of Rule 4350(d) of the Nasdaq listing standards) directors, Nathan Wade, James Solomon and Garfield Cook, and is established in accordance with Section 3(a)(58)(B) of the Exchange Act.  All members of the Audit Committee are financially literate. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.nevadachemicals.com.  The Board of Directors has determined that James Solomon, chairman of the Audit Committee, is an Audit Committee financial expert, as that term is defined under the Exchange Act.

Following the end of our 2006 fiscal year, the Audit Committee reviewed and discussed our audited financial statements with our management.  The Audit Committee also discussed with Tanner LC (“Tanner”), our auditors, the matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards (“SAS”) 61, “Communication with Audit Committee.”  The Audit Committee also received the written disclosures and a letter from Tanner as required by the Independence Standards Board’s Standard No. 1, and has discussed with Tanner the independence of Tanner.  In determining the independence of Tanner, the Audit Committee considered, among other factors, whether the non-audit services provided by Tanner could impair the independence of Tanner and concluded that such services were compatible with their independence.

Based upon the review and discussions referenced in the preceding paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2006.  In addition, the Audit Committee selected Tanner LC as our independent public accountants for the year ending December 31, 2007.

AUDIT COMMITTEE

Nathan L. Wade
James E. Solomon
M. Garfield Cook

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis provides information regarding the Company’s executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section.  This discussion will focus on the Company’s objectives, principles, practices and decisions with regards to the compensation of John T. Day, our only full-time named executive officer.  Our chief financial officer, Dennis P. Gauger, served on a part-time consulting basis under an independent contractor agreement with the Company until his resignation effective March 31, 2007.

Executive Compensation Objectives and Principles

The overall objective of our executive compensation program is help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders.  Accordingly our executive compensation program incorporates the following principles:

Compensation should be based upon individual job responsibility, demonstrated leadership ability, management experience, individual performance and Company performance.

Compensation should reflect the fair market value of the services received.  The Company believes that a fair and competitive pay package is essential to attract and retain talented executives in key positions.

Executive Compensation Procedures

To attain the Company’s executive compensation objectives and implement the underlying compensation principles, the Company follows the procedures described below.

Role of the Compensation Committee.

The Compensation Committee has responsibility for establishing and monitoring the executive compensation programs of the Company and for making decisions regarding the compensation of Dr Day.  The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee.  Dr. Day suggests items to be considered by the Compensation Committee from time to time, but does not participate in the meeting of the Compensation Committee.  The Compensation Committee sets the compensation package of the Chief Executive Officer and his annual bonus.

The Compensation Committee relies on its judgment in making compensation decisions after reviewing the performance of the Company and evaluating the executive’s leadership ability and responsibilities with the Company and current compensation arrangements.  The Compensation Committee assessment process is designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

Role of Consultants.  Neither the Company nor the Compensation Committee has any contractual arrangement with any consultant for determining the amount or particular form of any compensation.  The Company and the Compensation Committee have not retained any other compensation consultant to render services regarding executive compensation, but may seek the advice of such persons in the future.

Employment and Independent Contractor Agreements.

Dr. Day is employed by the Company in the capacity of President and Chief Executive Officer.  Dr. Day received base compensation of $175,000 in 2006, the same base compensation amount paid to Dr. Day in 2005 and 2004.  Dr. Day has an employment agreement that only takes effect on a change of control of the Company as defined in that agreement or on termination of Dr. Day for any other reason.  On a change of control of the Company or termination of Dr. Day, a two-year employment term commences.  For purposes of the agreement, change of control is defined as the acquisition of 25% or more of the outstanding stock, or the right to vote such stock, by a person or group; a change of more than 40% of the Board of Directors not approved by the incumbent board; a business combination in which the shareholders of the Company own less than 50% of the resulting entity; or approval by the shareholders of the liquidation or dissolution of the Company.  On a change of control or termination, Dr. Day shall be entitled to be employed in his then current position with a base salary equal to the highest monthly base salary he earned in the preceding twelve months, an annual bonus equal to at least the average annual bonus received in the preceding three years, and the continuation in all of the Company’s incentive, retirement and benefit plans on at least the same level as he enjoyed preceding the change in control.  If Dr. Day is terminated during the two-year period, or resigns for cause as defined in the agreement, he is entitled to be paid all compensation due to him for the remainder of the two-year term of the agreement.

Dennis P. Gauger, Chief Financial Officer, joined the Company in November 2001 and served on a part-time, consulting basis under an independent contractor agreement with the Company.  Mr. Gauger has resigned as Chief Financial Officer effective March 31, 2007.  Pursuant to his independent contractor agreement, Mr. Gauger was paid a flat hourly rate of $100 an hour for his services.  Mr. Gauger was not eligible to receive an annual bonus or long-term equity awards.  In 2006, Mr. Gauger received $78,475 in fees for his services.

Elements of Compensation

The Company’s executive compensation objectives and principles are implemented through the use of the following elements of compensation, each discussed more fully below:

•                  Base Pay

•                  Annual Discretionary Bonus

•                  Retirement Benefits.

•                  Other Personal Benefits.

Base Pay.  Base pay of our executive officers is set at levels that the Company believes are generally competitive with our market peers.  In the case of Dr. Day, that base pay is paid in the form of salary.  In the case of Mr. Gauger, base pay was paid in the form of an hourly fee for his services under his independent contractor agreement.  Annual adjustments in base pay may be influenced by results of the Company’s operations, revenues and profitability, individual performance, changes in responsibility and other factors.

Annual Discretionary Bonus.  We maintain an informal annual discretionary bonus program (the “Bonus Plan”) for Dr. Day.  Under the Bonus Plan, the Compensation Committee in its discretion may authorize the payment of a cash bonus prior to or following the conclusion of our fiscal year, contingent on such factors as the Compensation Committee deems appropriate.  In April 2006, we paid a discretionary bonus of $15,000 to Dr. Day.

Long-Term Equity Awards.  Discretionary long-term equity awards, in the form of stock options, may be granted at the recommendation of the Compensation Committee.  During 2006, options to acquire 21,000 shares were granted to each of the members of the Board of Directors, including Dr. Day.

Options are granted with an exercise price equal to the closing price per share on the date of grant and are fully vested when granted.  The Company does not grant options with an exercise price below 100% of the trading price of the underlying shares of Common Stock on the date of grant or grant options that are priced on a date other than the date of grant.  Stock options only have a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price.  Accordingly, they provide compensation only if the underlying share price increases over the option term.

Retirement Benefits.  The Company sponsors the Nevada Chemicals, Inc. 401k Profit Sharing Plan (the “401(k) Plan”) for its eligible employees and the eligible employees of Cyanco, a partially-owned subsidiary of the Company.  Dr. Day participates in the 401(k) Plan.  As an independent contractor, Mr. Gauger was not eligible to participate in the 401(k) Plan.  The 401(k) Plan is a broad-based, tax-qualified retirement plan under which eligible employees, including Dr. Day, may make annual pre-tax salary reduction contributions subject to the various limits imposed under the Internal Revenue Code of 1986, as amended (the “Code”).  During 2006, we made a matching contribution for those employees eligible to participate in the plan (all employees after their initial year of service) equal to 50% of the amount contributed by the employee, up to a matching contribution cap equal to 3% of the employee’s compensation.  In April 2007, our matching contribution was increased to 100% of the employee’s contribution, again subject to a cap equal to 3% of the employee’s compensation.  The Company and its subsidiaries do not maintain any other pension or retirement plans.

Other Benefits.  Other benefits are provided to Dr. Day in order to achieve a competitive pay package as detailed in the Summary Compensation Table.  The Compensation Committee believes that those benefits, which are detailed in the Summary Compensation Table for this year under the heading “All Other Compensation” are reasonable, competitive and consistent with the Company’s overall executive compensation program.  Those benefits consist principally of Company-paid life, disability and health insurance premiums, reimbursement of uninsured medical expenses, Company contributions to the 401(k) Plan on behalf of Dr. Day, and a personal automobile and home office allowance.  The Company provides no other benefits for Mr. Gauger.

Deductibility of Executive Compensation

Section 162(m) of the Code imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to the company’s Chief Executive Officer during a tax year or to any of the Company’s four other most highly compensated executive officers who are still employed at the end of the tax year.  The limit does not apply to compensation that the meets the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the Company’s shareholders).  The Company does not have any compensation arrangements that would exceed these limitations.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with the Company’s management.  Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Nathan L. Wade
James E. Solomon
E. Bryan Bagley
M. Garfield Cook

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for services in all capacities to the Company and its affiliates for the year ended December 31, 2006:

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation		Total
(a)	(b)	(c)	(d)	(e)	(f)		(g)
John T. Day	2006	$175,000	$15,000	$53,865	$36,362	(2)	$280,227
Chief Executive Officer

Dennis P. Gauger	2006	$—	$—	$	$78,475	(3)	$78,475
Chief Financial Officer

(1)       The amount in column (e) reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123(R), of awards of stock options granted pursuant to the Company’s long-term incentive plan.  Assumptions used in the calculation of these amounts are included in footnotes and to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)       The amount of “All Other Compensation” reported in column (f) with respect to Dr. Day consists of the following items:  automobile allowance, $12,000; office allowance, $6,217; employer 401(k) match, $5,250; life and disability insurance premiums, $8,070; and reimbursement of medical expenses not covered by insurance, $3,825.

(3)       The amount of “All Other Compensation” reported in column (f) with respect to Mr. Gauger consists entirely of fees paid to Mr. Gauger as Chief Financial Officer on a part-time, contract basis in 2006.

Grants of Plan-Based Awards

The following provides information about equity-based awards granted to the Company’s named executive officers in 2006:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
(a)	(b)	(c)	(d)	(e)

John T. Day	04/03/2006	21,000	8.28	53,865

(1)          The Company did not grant any plan-based awards to Mr. Gauger in 2006.

(2)          The stock options granted to Dr. Day were fully vested on the date of grant.

(3)          The exercise price per share under the stock options granted in 2006 is the market closing price of the underlying shares on the date of grant.

(4)          This column shows the full grant date fair value of the options as computed under SFAS 123(R) and the expense attributable to stock awards.

Outstanding Equity Awards at Fiscal Year-End

This table provides information on the year-end 2006 holdings of Company stock options by the named executive officers.

	Option Awards
Name(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Option Exercise Price ($)(3)	Option Expiration Date
(a)	(b)	(c)	(d)

John T. Day	21,000	8.28	04/03/2011

(1)          Mr. Gauger held no stock options with respect to Company stock on December 31, 2006.

(2)          The stock options granted to Dr. Day were fully vested on the date of grant.

(3)          The exercise price per share under the stock options granted in 2006 is the market closing price of the underlying shares on the date of grant.

Option Exercises and Stock Vested

The named executive officers exercised stock options during the year ended December 31, 2006 as outlined below.

Name(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
(a)	(b)	(c)

John T. Day	30,000	$214,200

(1)          Mr. Gauger has neither received nor exercised any stock options with respect to Company stock.

(2)          The amount in column (c) reflects the difference between the exercise price of the options and the market price of the Company’s common stock on the date of exercise.

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain payments or benefits that would be payable to Dr. Day under our existing plans and programs we had undergone a change in control on December 31, 2006 and he had been terminated.  These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment such as distributions from the 401(k) Plans, disability and life insurance benefits, the value of employee-paid group health plan continuation coverage under COBRA and accrued vacation pay.

Estimated Separation Payments Upon Termination

Dr. Day has a written employment agreement that provides for certain payment and benefits on a change of control or his termination.  The estimates in the table below are based on the severance benefits currently available to U.S. employees as the result of this agreement.

	Severance	Coverage
Name	Pay(1)	Continuation(4)	Total

John T. Day
Termination for:
Death(3)	$33,257	$35,106	$68,363
Disability	$33,257	$51,246	$84,503
Cause	$18,257	$—	$18,257
Otherwise	$406,590	$100,185	$506,775

(1)          Severance pay includes final payment of accrued vacation, and bonus (where applicable) for termination for “Death,” “Disability” and “Cause.”  The amount for termination for “Otherwise” also includes two years of base salary and a bonus based on the average bonus paid Dr. Day for the past three years.

(2)          Coverage continuation includes continuation of all benefits for two years for termination for “Otherwise” and continuation of certain other benefits in the case of “Death” or “Disability.”

(3)          The Company is the beneficiary on a $3 million life insurance policy on the life of Dr. Day.

The Company does not have any agreement with Mr. Gauger to pay him severance or other benefits following (a) termination of his engagement, other than hourly fees for services rendered prior to the effective date of such termination, or (b) a change in control with respect to the Company.  Therefore, if Mr. Gauger’s engagement by the Company had terminated for any reason on December 31, 2006, he would not have been entitled to any severance or other benefits following such termination other than hourly fees earned for services rendered prior to such termination.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of directors.  There is no requirement to own shares of Company common stock to serve as a director.

Cash Compensation Paid to Directors

During 2006, the non-employee directors each received monthly payments of $600 through April 2006 and monthly payments of $1,000 for May through December 2006 as compensation for serving on the Board of Directors, or $10,400 for the  full year of service.  In addition, the non-employee directors receive $1,000 per Board meeting attended and are reimbursed for time spent on extra Board-approved assignments at a per-diem rate of $1,000 per day.  During 2006, no per diem compensation was paid to the current directors.  Employee members of the Board of Directors receive no additional compensation for attendance at meetings of the Board of Directors.

Stock Awards

During 2006, each of the five Board of Directors of the Company was granted stock options to purchase 21,000 shares of the Company’s common stock at an exercise price of $8.28 per share, exercisable through April 3, 2011.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation(2)	Total ($)

Nathan L. Wade	$10,400	$53,865	$6,000	$70,265

James E. Solomon	$10,400	$53,865	$6,000	$70,265

E. Bryan Bagley	$10,400	$53,865	$6,000	$70,265

M. Garfield Cook	$10,400	$53,865	$6,000	$70,265

(1)          Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123(R).  John T. Day also received a similar grant of options in his capacity as a director.  This grant is reflected in the Summary Compensation Table for Dr. Day.

(2)          Non-employee directors did not earn or receive payment from the Company of any other compensation in 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s stock, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Executive officers, directors and persons who own more than ten percent of the Company’s stock, are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all forms required by Section 16(a), including amendments thereto, were timely filed in 2006.  The Company issues monthly reminders to each executive and director of the Company to help ensure timely filing of reports promulgated under Section 16(a) of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation shows, as of March 26, 2007, the number of shares of common stock, par value $0.001, owned beneficially by: (a) all persons known to be the holders of more than five percent (5%) of voting securities, (b) Directors, (c) the Named Executive Officers and (d) all of our Officers and Directors as a group:

	Amount and Nature of
	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Shares		Percent

E. Bryan Bagley
1470 Arlington Dr.
Salt Lake City, Utah 84103	2,103,852	(2)	29.7%

Dr. John T. Day
5 Dawn Hill
Sandy, Utah 84092	536,180	(3)	7.6%

Edward Dallin Bagley
2350 Oakhill Drive
Salt Lake City, Utah 84124	540,068		7.6%

Nathan L. Wade
1207 South Main Street
Salt Lake City, Utah 84111	324,658	(4)	4.6%

James Solomon	21,000	(5)	0.3%
2051 North Kingston Road
Farmington, Utah 84025

M. Garfield Cook	21,000	(6)	0.3%
2976 E. Crestview Dr.
Salt Lake City, Utah 84108

All Officers and Directors as a group (6 persons)	3,006,690		42.4%

(1)          Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the common stock beneficially owned by such person.  The total number of outstanding shares included in the computation of percentages is 6,983,172 plus 105,000 options which are exercisable by executives and directors within 60 days.  Dennis Gauger, former Chief Financial Officer, does not own shares or options to purchase shares in the Company.

(2)          Includes 1,883,287 shares held by the BLA Irrevocable Investment Trust of which Mr. Bagley is a co-Trustee with sisters, Lisa Higley and Amanda Bagley, and 21,000 options currently exercisable by Mr. Bagley.

(3)          Includes 21,000 options currently exercisable by Dr. Day.

(4)          Includes shares held in an IRA account for the benefit of Mr. Wade’s spouse and 21,000 options currently exercisable by Mr. Wade.

(5)          Includes 21,000 options currently exercisable by Mr. Solomon.

(6)          Includes 21,000 options currently exercisable by Mr. Cook.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected the firm of Tanner LC, independent certified public accountants, to audit our financial statements for the year ending December 31, 2007.  Tanner LC has audited our financial statements since 1993.  Representatives of Tanner LC are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends that the shareholders vote FOR ratification of the appointment of Tanner LC as our independent public accountants.

The following schedule presents the professional fees paid to Tanner LC, the Company’s independent auditors, for the fiscal years ended December 31, 2006 and 2005.

	2006	2005

Audit fees	$53,755	$86,673
Audit related fees	1,300	1,365
Tax fees	41,502	26,979
Other fees	—	—
Total	$96,557	$115,277

Audit fees consist of fees for the audit of the Company’s annual financial statements included in Form 10-K, the review of interim financial statements included in Forms 10-Q, and services in connection with the Company’s various statutory and regulatory filings.

Audit related fees consist of fees for EDGAR preparation and filing of regulatory filings.

Tax fees consist of fees for the preparation of federal and state income tax returns, tax compliance, tax advice and assistance in the resolution of the IRS audit.

Our Audit Committee has determined that the above non-audit services provided to us by Tanner LC are compatible with maintaining Tanner LC’s independence as the auditor of our financial statements.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting.  If any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Proposals which shareholders seek to include in the Company’s Proxy Statement for the Annual Meeting to be held in 2008 must be received by John T. Day, our President, at our executive offices, 9149 South Monroe Plaza, Suite B, Sandy, Utah 84070, no later than December 1, 2007.  Shareholder proposals to be submitted at the next annual meeting will be considered untimely if received by the Company later than February 15, 2008.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it.  The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate.  Shareholders can send communication to the Board of Directors in one of the following ways:

•                  In writing, to Nevada Chemicals, Inc., 9149 South Monroe Plaza Way, Suite B, Sandy, Utah 84070, Attention Board of Directors

•                  By e-mail, at directors@nevadachemicals.com.

•                  By telephone, at (801) 984-0228.

The Board of Directors encourages attendance by our directors at the Annual Meeting of Shareholders.  A total of five members of the Company’s Board of Directors attended our Annual Meeting held in 2006.

CODE OF ETHICS

The Company has adopted a code of ethics that is applicable to our principal executive officer and principal financial and accounting officer.  Our code of ethics is posted on our website and can be accessed at www.nevadachemicals.com.community.htm.

ADDITIONAL INFORMATION

We will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of our 2006 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested) required to be filed with the SEC.  Written requests for such information or further communication with the Company, our Board of Directors or management should be directed as set forth below:

THE CORPORATE SECRETARY
NEVADA CHEMICALS, INC.
9149 South Monroe Plaza Way, Suite B
Sandy, Utah 84070
(801) 984-0228
www.nevadachemicals.com

PROXY - NEVADA CHEMICALS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John T. Day as Proxy, with full power of substitution, and hereby authorizes him to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on March 26, 2007 at the Annual Meeting of Shareholders to be held at the Hampton Inn, 10690 South Holiday Park Drive, Sandy, Utah on May 3, 2007 at 2:00 p.m. (local time), or any adjournment thereof.

1.                  Proposal to elect five Directors:

FOR all nominees listed below	WITHHOLD authority to vote
(except as indicated to the contrary below)	for all nominees listed below
☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, cross a line through the nominee’s name in the list below.

Nominees:     Bryan Bagley     —     Garfield Cook     —     Dr. John T Day     —     Jim Solomon     —     Nathan L. Wade

2.                  Proposal to ratify the selection of Tanner LC. as the independent registered public accountants to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                  In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE LISTED NOMINEES AND FOR PROPOSAL 2.

Please sign and date this Proxy where shown below and return it promptly.

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

Signed:	Signed:	Date:	, 2007

Note:  (Please sign above exactly as the shares are registered.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.)